UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2018

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On April 25, 2018, the Board of Directors (the “Board”) of Synchronoss Technologies, Inc. (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Robert M. Aquilina, age 67, to serve as a Class II director, with his initial term expiring at the Company’s 2020 annual meeting of stockholders or until his successor is duly elected and qualified.  Mr. Aquilina was appointed to fill a vacancy on the Board by a majority of the other directors in office pursuant to the Company’s amended and restated bylaws.

Mr. Aquilina was a senior operating executive of AT&T, Inc. with a 21-year career. His last post at AT&T was as President of AT&T Consumer Services and a member of the Chairman’s Operating Group. Previously within AT&T, Mr. Aquilina held a variety of senior positions including President of Europe, Middle East & Africa; Vice Chairman of AT&T Unisource; Vice Chairman of WorldPartners; Chairman of AT&T UK; and General Manager of Global Data Services. Mr. Aquilina served as an Industrial Partner of Ripplewood Holdings LLC and is now an Executive Partner at Siris Capital Group, LLC. He has been a Member of Cooper Union’s Board of Trustees, and was previously a member of the Board of Directors of Japan Telecom, Inc. and the Chairman of Flag Telecom Group Ltd. Mr. Aquilina served as the Executive Chairman of CbaySystems, MedQuist Holdings Inc. and board member of Applied Discovery, Inc., and is currently the Executive Chairman of TNS, Inc. and a board member of Digital River, Inc. and Premier Global Services, Inc.

In connection with his election to the Board, pursuant to the Company’s compensation program for outside directors, Mr. Aquilina was granted an option to purchase 30,000 shares of the Company’s common stock at an exercise price $11.80, the closing price of the Company’s common stock on the Nasdaq Global Select Market on April 25, 2018. Such option will vest and become exercisable with respect to one third of the option shares after each year of service. Mr. Aquilina will also receive a $50,000 annual retainer for his service on the Board. In addition, Mr. Aquilina will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2019, equity awards with an aggregate grant date fair value of $200,000, 60% in restricted shares and 40% in the form of a stock option, each vesting and becoming exercisable with respect to one third of the equity award after each year of service.  The non-employee director compensation program is described in further detail in the Company’s Proxy Statement for the 2017 annual meeting of stockholders, which was filed with the SEC on April 6, 2017.  Mr. Aquilina and the Company have entered into an indemnification agreement requiring the Company to indemnify Mr. Aquilina to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement was in substantially the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to Synchronoss’ Registration Statement on Form S-1/A (SEC File No. 333-132080), as filed with the SEC on May 9, 2006.  There is no arrangement or understanding between Mr. Aquilina and any other person pursuant to which Mr. Aquilina was appointed as a director.  Further, Mr. Aquilina does not have any family relationships or related party transactions that are required to be disclosed.  The Board has determined that Mr. Aquilina is an independent director in accordance with applicable rules of the SEC and Nasdaq.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2018	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Lawrence R. Irving
		Name:	Lawrence R. Irving
		Title:	Chief Financial Officer

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